Exhibit 32

NETTIME SOLUTIONS, INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of NETtime Solutions, Inc. (the “Company”) for the year ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Bahan Sadegh, President and Chief Executive Officer of the Company, and Thomas J. Klitzke, Vice President - Finance and Administration and Principal Accounting Officer of the Company, each hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Bahan Sadegh
Bahan Sadegh
President and Chief Executive Officer
October 15, 2007

By:	/s/ Thomas J. Klitzke
Thomas J. Klitzke
Vice President - Finance and Administration and Principal Accounting Officer
October 15, 2007